                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                       TCA CABLE TV, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               TCA CABLE TV, INC.

                                 March 1, 1996

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of TCA Cable TV, Inc. scheduled to be held on March 28, 1996, at Willow Brook Country Club, 3205 W. Erwin, Tyler, Texas, commencing at 3:30 p.m. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

     At the meeting, shareholders are being asked to elect nine directors. In addition, management will report to the shareholders on the operations and affairs of the Company.

     It is important that your shares are represented at the meeting. Accordingly please sign, date and return the enclosed proxy card in the envelope provided for your convenience.

     On behalf of the Board of Directors, thank you for your continued support.

                                            Sincerely,

                                            /s/ ROBERT M. ROGERS
                                            ROBERT M. ROGERS
                                            Chairman of the Board
                                            And Chief Executive Officer

                               TCA CABLE TV, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 28, 1996

     Notice is hereby given that the Annual Meeting of Shareholders of TCA Cable TV, Inc., a Texas corporation (the "Company"), will be held on Thursday, March 28, 1996, at 3:30 p.m. at Willow Brook Country Club, 3205 W. Erwin, Tyler, Texas, for the following purposes:

     (1) To elect nine directors (constituting the entire Board of Directors) to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and shall qualify; and

     (2) To transact such other business as may properly come before the Annual Meeting of Shareholders or any meetings to which such Annual Meeting may be adjourned.

     The accompanying Proxy Statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

     The close of business on February 20, 1996, has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, such Annual Meeting of Shareholders and any adjournments thereof, and only shareholders of record at February 20, 1996, are so entitled.

Please complete, date and sign the enclosed Proxy and return it promptly. If you attend the meeting, you may vote in person. A reply envelope is provided for this purpose and needs no additional postage if mailed in the United States.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            /s/ KAREN L. GARRETT
                                            KAREN L. GARRETT,
                                            Corporate Secretary
Tyler, Texas
March 1, 1996

                               TCA CABLE TV, INC.
                               3015 SSE LOOP 323
                               TYLER, TEXAS 75701

                               ------------------

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 28, 1996

                               ------------------

     This Proxy Statement is being sent to shareholders of TCA Cable TV, Inc. ("TCA" or the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders of the Company to be held on March 28, 1996, or any meeting(s) to which such annual meeting may be adjourned (the "Annual Meeting"). The Annual Meeting will be held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitation of proxies may be made in person or by mail, telephone, or telegraph by directors, officers, and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the Company's Common Stock, par value $.10 per share (the "Common Stock"), held of record by such persons, and the Company will reimburse their forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 1, 1996.

     Any shareholder returning the form of proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to its use by written notice of such revocation received by the Company prior to its use. If notice of revocation is not received prior to such time, a shareholder may nevertheless revoke a proxy if he attends the Annual Meeting and desires to vote in person.

                               VOTING SECURITIES

     The voting securities of the Company are shares of its Common Stock, each share of which entitles the holder thereof to one vote. Only shareholders of record of the Company at the close of business on February 20, 1996, are entitled to notice of, and to vote at, the Annual Meeting. At February 20, 1996, there were approximately 24,578,009 shares of Common Stock outstanding.

                               QUORUM AND VOTING

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each share represented at the Annual Meeting in person or by proxy will be counted toward a quorum. In deciding all questions, a holder of Common Stock on the Record Date shall be entitled to one vote for each share.

     In order to be elected a director, a nominee must receive the affirmative vote of the holders of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, provided a quorum is present. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect.

                              BENEFICIAL OWNERSHIP

     The following table sets forth as of January 6, 1996, information regarding the beneficial ownership of the Company's Common Stock by each person known by the Company to own five percent (5%) or more of the outstanding shares of Common Stock, each director of the Company, the Company's Named Executive Officers (as herein defined), and the executive officers and directors of the Company as a group.

                                                AMOUNT AND
                                                NATURE OF       PERCENT
                                TITLE OF        BENEFICIAL         OF
     BENEFICIAL OWNER             CLASS        OWNERSHIP(1)     CLASS(2)
--------------------------    -------------    ------------     --------
Robert M. Rogers               Common Stock      5,040,294(3)     20.5%
3015 SSE Loop 323
Tyler, TX 75701

Louise H. Rogers               Common Stock      3,145,501(4)     12.8
2512 Alta Mira
Tyler, TX 75701

Putnam Investments, Inc.       Common Stock      1,563,318(5)      6.4
One Post Office Square
Boston, MA 02109

The Capital Group              Common Stock      1,519,400(6)      6.2
Companies, Inc.
333 South Hope Street
Los Angeles, CA 90071

A. W. Riter, Jr.               Common Stock        686,020(7)      2.8

Ben R. Fisch, M.D.             Common Stock        667,180         2.7

Fred R. Nichols                Common Stock         53,868(8)(9)     *

Wayne J. McKinney              Common Stock        183,615(10)       *

James F. Ackerman              Common Stock         10,000           *

Kenneth S. Gunter              Common Stock          5,500           *

Randall K. Rogers              Common Stock        126,120(11)(12)   *

Fred W. Smith                  Common Stock            -0-(13)

Directors and executive
officers as a group
(twelve persons)               Common Stock      6,760,608(14)    27.5%

---------------

  *  Less than 1.0%

 (1) "Beneficially" owned shares, as defined by the Securities and Exchange Commission, are those shares as to which a person has voting or dispositive power, or both. "Beneficial" ownership does not necessarily mean that the named person is entitled to receive the dividends on, or the proceeds from the sale of, the shares.

 (2) This calculation is the quotient of (a) the number of shares currently beneficially owned by the named individual or group, plus the number of shares, if any, for which options held by such person or group are exercisable within 60 days, divided by (b) the total number of shares outstanding at January 6, 1996, plus the number of shares, if any, for which options held by such person or group are exercisable within 60 days.

 (3) Includes 120,000 shares owned by The Rogers Foundation, Inc., a private charitable foundation of which Mr. Robert M. Rogers is President. Also includes 900,000 shares owned by Rogers Venture Enterprises, Inc., a corporation wholly owned by Mr. Robert M. Rogers and Louise H. Rogers. Subsequent to January 6, 1996, Rogers Venture Enterprises, Inc. sold 100,000 shares.

 (4) Does not include 900,000 shares owned by Rogers Venture Enterprises, Inc., a corporation owned 50% by Louise H. Rogers and 50% by Robert M. Rogers. Subsequent to January 6, 1996, Rogers Venture Enterprises, Inc. sold 100,000 shares. Ms. Rogers disclaims beneficial ownership of such shares. Includes 15,000 shares owned by Ms. Rogers' spouse.

 (5) As indicated on Schedule 13-G dated January 23, 1996, certain Putnam investment managers (together with their parent corporations, Putnam Investments, Inc. and Marsh & McLennan Companies, Inc.), are considered "beneficial owners" in the aggregate of 1,563,318 shares, or 6.4% of shares outstanding, of the Company's voting common stock, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients.

 (6) As indicated on Schedule 13-G dated February 9, 1996, Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc., exercised as of December 29, 1995, investment discretion with respect to 979,400 and 540,000 shares, respectively, or a combined total of 6.2% of outstanding stock which was owned by various institutional investors.

 (7) Includes 39,560 shares owned by various trusts of which Mr. Riter is Co-trustee, and 40,000 shares owned by a family partnership of which a trust controlled by Mr. Riter is the sole general partner.

 (8) Includes 30,000 shares covered by currently exercisable options granted under the Company's Amended and Restated Incentive Stock Option Plan.

 (9) Includes 350 shares owned by Mr. Nichols' daughter who resides with him.

(10) Includes 60,937 shares owned by various trusts of which Mr. McKinney's spouse is a trustee.

(11) Includes 1,500 shares covered by currently exercisable options granted under the Company's Amended and Restated Incentive Stock Option Plan.

(12) Includes 59,200 shares owned by The Rogers Family Trust of which Mr. Randall K. Rogers is a Trustee.

(13) Subsequent to January 6, 1996, a trust for which Mr. Smith is a Co-trustee purchased 10,000 shares.

(14) Includes 42,750 shares covered by currently exercisable options granted under the Company's Amended and Restated Incentive Stock Option Plan. See also notes 3, 7, 9, 10, 12 and 13.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

     Nine directors are to be elected at the Annual Meeting, each director to hold office for a term of one year or until his successor shall have been elected and qualified. The shares represented by the proxy will be voted for the nominees whose names appear therein, but the persons designated as proxies reserve full discretion to cast votes for other persons in the event that any such nominees are unable to serve. All of the nominees have indicated that they are willing to stand for election and are willing to serve if elected.

                                                                                        DIRECTOR
                       NOMINEE                            POSITION HELD          AGE     SINCE
    ---------------------------------------------  ---------------------------   ---    --------
    Robert M. Rogers.............................  Chairman of the Board of      69       1981
                                                   Directors and Chief
                                                   Executive Officer

    Fred R. Nichols..............................  President, Chief Operating    49       1981
                                                   Officer and Director

    Wayne J. McKinney(2).........................  Director                      64       1981

    Ben R. Fisch, M.D.(1)........................  Director                      70       1981

    A.W. Riter, Jr.(1)...........................  Director                      71       1981

    James F. Ackerman(2).........................  Director                      71       1981

    Kenneth S. Gunter(2).........................  Director                      62       1984

    Randall K. Rogers............................  Director                      36       1989

    Fred W. Smith................................  Director                      62       1995

---------------

(1) Member of Audit Committee.

(2) Member of Compensation and Stock Option Committee.

     Each of the foregoing persons has served in the above capacities since the inception of the Company in 1981 unless otherwise indicated.

     Robert M. Rogers founded the Company and each of its subsidiaries and has served as Chairman of the Board of Directors and CEO of the Company and each of the Company's subsidiaries, excluding VPI Communications, Inc., since their inception. Mr. Rogers was President of the Company from its inception in 1981 until September 1990. Mr. Rogers has been actively involved in the ownership and operation of cable television systems since 1954. Mr. Rogers is an officer, director and shareholder of the two systems for which corporations affiliated with the Company provide general management services. He is a member of the cable television Pioneers' Club.

     Fred R. Nichols is President, Chief Operating Officer and a director of the Company. Prior to being named President in September 1990, Mr. Nichols served as Executive Vice President and a director of the Company since its inception, Chief Operating Officer of the Company since December 1983 and Secretary of the Company from September 1984 to December 1990. He had been Treasurer of the Company's subsidiaries from 1980 until 1985 when he was named President of TCA Management Company and all other wholly-owned subsidiaries from 1980 until 1985 when he was named President of TCA Management Company and all other wholly-owned subsidiaries of the Company, excluding VPI Communications, Inc. Mr. Nichols is currently Chairman of the Cable Telecommunications Association (CATA), a trade association of the cable industry. He is also on the Board of Directors of C-SPAN, a CATV network.

     Wayne J. McKinney has been actively engaged in the cable television business since 1958 and was employed by the Company or its subsidiaries from 1958 until his retirement in January 1986, serving as a

Director and Senior Vice President -- Engineering of the Company from its inception and as Senior Vice President or Vice President, Chief Engineer and/or Director of Engineering of the Company's subsidiaries. Mr. McKinney has been a member of the cable television Pioneers' Club since 1979, and is a Charter and Senior Member of the Society of Cable Telecommunications Engineers.

     Ben R. Fisch, M.D., has been a director of the Company or its subsidiaries since 1967. Dr. Fisch has been retired from medical practice in Tyler, Texas since July 1986.

     A. W. Riter, Jr. retired as Senior Chairman of the Board of Directors of NCNB Texas -- Tyler, Texas (successor to First RepublicBank Tyler), on September 30, 1988. He had served as Chairman and Chief Executive Officer until June 30, 1988 and held the same positions with First RepublicBank Tyler and its predecessor, InterFirst Bank Tyler, from August 1979 to June 1988 and served as President of Peoples National Bank (predecessor of InterFirst Bank Tyler) from 1964 until 1979. Mr. Riter served as a director and Vice President of most of the Company's subsidiaries from time to time from 1965 to 1974.

     James F. Ackerman has been President of Cardinal Ventures, LLC in Indianapolis, Indiana since July 1993. Cardinal Ventures, LLC is an equity investor in small businesses. Mr. Ackerman had been President of Jim Ackerman and Associates, Inc., a financial consulting firm to the cable television industry from October 1984 to December 31, 1994. From 1973 to December 1, 1984, he was Senior Vice President of A.G. Becker Paribas, Inc. Mr. Ackerman has been engaged in investment banking activities with respect to the cable television industry since 1959 and had served as a partner of Becker Communications Associates, a cable television investment partnership, from 1973 to 1989. He was also Chairman and Chief Executive Officer of Cardinal Communications, Inc., an Indiana cable television operator, a position he had held from 1971 until the company was sold in 1993. Mr. Ackerman is a former President and Director of the Indiana Cable Television Association, a past Director of the National Cable Television Association and a member of the cable television Pioneers' Club.

     Since October 1993, Kenneth S. Gunter has been Chairman and CEO of MT Associates, Inc., San Angelo, Texas, a broadband communications design and construction contractor. Since 1958, he has served as a senior officer and director of several publicly-held cable television multiple system operators, including International Cablevision Corporation, Columbia Cable Systems, Inc., UA-Columbia Cablevision, Inc., Rogers-UA Cablesystems, Inc. and United Artists Communications, Inc. He is a past director of the National Cable Television Association, a Senior Member and past officer and director of the Society of Cable Telecommunications Engineers and a member of the cable television Pioneers' Club.

     Randall K. Rogers has been with TCA since 1983, previously serving as general manager in Big Spring and Huntsville, Texas. Since 1989, Mr. Rogers has served as general manager of the Company's operations in Bryan/College Station, Texas. Mr. Rogers is the son of Robert M. Rogers.

     Fred W. Smith was appointed to a vacancy on the Board of Directors at the December 13, 1995 board meeting. Mr. Smith is Chairman of the Donald W. Reynolds Foundation, one of the thirty largest private charitable foundations in the United States having served in such capacity since 1990. Mr. Smith's entire business career has been with the Donrey Media Group, which he joined in 1951. He served in various capacities until 1993 when he retired as the company's President and Chief Executive Officer.

     The Board of Directors held four meetings during fiscal 1995. The Board of Directors has two standing committees -- the Audit Committee and the Compensation and Stock Option Committee.

     The functions performed by the Audit Committee include: recommending to the Board of Directors selection of the Company's independent accountants for the ensuing year; reviewing with the independent accountants and management the scope and result of the audit; reviewing the independence of the independent accountants; reviewing actions by management and independent accountants' recommendations; and meeting with management and the independent auditors to review the effectiveness of the Company's system of internal control. The Audit Committee met two times during fiscal 1995.

     The Compensation and Stock Option Committee met twice during 1995. The functions performed by this committee include: reviewing and recommending the Company's executive salary structure; reviewing the

Company's Amended and Restated Incentive Stock Option Plan (and granting options thereunder); recommending directors' fees; and approving salary and bonus awards to certain key employees.

     The Board of Directors does not have a nominating committee. Functions customarily attributed to a nominating committee are performed by the Board of Directors as a whole.

     During 1995, each director attended all meetings of the Board of Directors and respective committees on which he served.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during the Company's last three fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                           ANNUAL         ------------
                                                        COMPENSATION       NUMBER OF
                                                      ----------------     SECURITIES     ALL OTHER
                      NAME AND                        FISCAL   SALARY      UNDERLYING    COMPENSATION
                 PRINCIPAL POSITION                    YEAR      ($)      OPTIONS/SARS      ($)(2)
----------------------------------------------------  ------   -------    ------------   ------------
Robert M. Rogers,                                      1995    192,422(1)        --          5,713
  Chairman of the Board and                            1994    191,250(1)        --          5,572(3)
  Chief Executive Officer                              1993    176,482(1)        --          5,234

Fred R. Nichols                                        1995    203,958(1)        --          6,532
  President, Chief Operating                           1994    186,566(1)    25,000          5,885(4)
  Officer and Director                                 1993    170,885(1)    10,000          5,067

Melvin R. Jenschke                                     1995    105,209        2,500          3,421
  Vice President --                                    1994     97,744        4,000          3,174
  Engineering                                          1993     92,712        3,000          2,781

Jimmie F. Taylor                                       1995    100,698        2,500          3,115
  Vice President, Chief                                1994     96,217        4,000          2,972
  Financial Officer and Treasurer                      1993     92,204        3,000          2,766

Jerry P. Yandell                                       1995    101,697        2,500          3,465
  Vice President -- Operations                         1994     96,854        4,000          3,664
                                                       1993     93,064        3,000          2,792

---------------

(1) Includes director's fees paid.

(2) Consists solely of (i) Company contributions under the Company's Deferred Savings and Retirement Plan, and (ii) premiums paid on term life insurance policies for the executives' benefit.

(3) Additionally, effective September 1, 1994, Mr. Rogers was granted incentive options to purchase 10,000 shares of Class A Common Stock of TCA Communications, Inc. ("TCA Communications") at an exercise price of $7.93 per share, which was the per share fair market value of such shares at the date of grant as determined by the Board of Directors of TCA Communications. A wholly-owned subsidiary of the Company owns a 50% equity interest in TCA Communications.

(4) Additionally, effective September 1, 1994, Mr. Nichols was granted incentive options to purchase 15,000 shares of Class A Common Stock of TCA Communications at an exercise price of $7.93 per share.

OPTION GRANTS DURING 1995 FISCAL YEAR

     The following table provides information related to options granted to the Named Executive Officers during fiscal 1995.

                                                                                             POTENTIAL
                                                                                          REALIZABLE VALUE
                                               INDIVIDUAL GRANTS                             AT ASSUMED
                          ------------------------------------------------------------    ANNUAL RATES OF
                           NUMBER OF       % OF TOTAL                                       STOCK PRICE
                           SECURITIES     OPTIONS/SARS                                    APPRECIATION FOR
                           UNDERLYING      GRANTED TO     EXERCISE OR                      OPTION TERM(1)
                          OPTIONS/SARS    EMPLOYEES IN     BASE PRICE      EXPIRATION     ----------------
           NAME           GRANTED(#)(2)   FISCAL YEAR      ($/SH)(3)          DATE          5%       10%
--------------------------------------    ------------    ------------    ------------    ------    ------
Robert M. Rogers..........        --            --               --            --             --        --
Fred R. Nichols...........        --            --               --            --             --        --
Melvin R. Jenschke........     2,500(4)        3.7            25.00       June 6, 2002    25,444    59,295
Jimmie F. Taylor..........     2,500(4)        3.7            25.00       June 6, 2002    25,444    59,295
Jerry P. Yandell..........     2,500(4)        3.7            25.00       June 6, 2002    25,444    59,295

---------------

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to four years.

(2) Options to acquire shares of Common Stock.

(3) The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Compensation and Stock Option Committee in its discretion.

(4) Options become exercisable with respect to 25% of the shares covered thereby on each of June 6, 1996, 1997, 1998 and 1999. The exercise price was equal to the fair market value of the Common Stock on the date of grant.

OPTION/SAR EXERCISES DURING 1995 FISCAL YEAR AND FISCAL YEAR END OPTION/SAR
VALUES

     The following table provides information related to options exercised by the Named Executive Officers during the 1995 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                           NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                              SHARES                      UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/SARS
                             ACQUIRED       VALUE       OPTIONS/SARS AT FY-END(#)            AT FY-END($)(1)
                            ON EXERCISE    REALIZED    ----------------------------    ----------------------------
           NAME                 (#)          ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------  -----------    --------    -----------    -------------    -----------    -------------
Robert M. Rogers..........        --            --            --              --              --              --
Fred R. Nichols...........        --            --        21,250          23,750         185,056         128,869
Melvin R. Jenschke........     8,500        99,110         1,000           7,000           4,505          38,410
Jimmie F. Taylor..........     6,000        72,360         2,500           7,000          17,825          38,410
Jerry P. Yandell..........     3,000        37,110         2,500           7,000          17,825          38,410

---------------

(1) The closing price for the Company's Common Stock as reported by Nasdaq on October 31, 1995 was $29.63. Value is calculated on the basis of the difference between the option exercise price and $29.63 multiplied by the number of shares of Common Stock underlying the option.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of Messrs. Nichols, Jenschke, Taylor and Yandell (the "Employment Agreements") that, among other things, provide for salary and benefits under both the Employment Agreement and upon termination. Under the Employment Agreements, the Company may terminate the employment of each employee with or without cause or upon the death or disability of the employee. The employee may terminate his employment upon ninety (90) days notice without cause or in the event the Company demotes the employee or decreases the employee's salary or benefits and perquisites below the level provided in the Employment Agreement (a "Constructive Termination"). Absent a change of control, (i) in the event that an employee's employment is terminated by the Company for cause or by the employee other than pursuant to a Constructive Termination, the employee is compensated through the date of termination, (ii) in the event that the employee's employment is terminated by the Company without cause or by the employee following a Constructive Termination, the employee is entitled to receive base salary for 90 days following termination and (iii) in the event of the termination of an employee's employment because of disability, the employee is entitled to receive his base salary for a period of 180 days following termination. The Employment Agreements provide that in the event the employee is terminated by the Company for any reason following a change of control or the employee terminates his employment due to a Constructive Termination following a change of control, the employee shall be entitled to receive an amount of cash equal to 2.99 times the employee's average annual compensation during the previous five full taxable years and insurance benefits substantially similar to those received immediately prior to termination for the employee and his immediate family. The Company is also obligated to pay legal fees and expenses incurred by the employee to enforce the change of control provision. Additionally, the Employment Agreements contain a covenant not to divulge confidential information about the Company and a covenant not to compete with the Company for a period of one year following termination.

COMPENSATION OF DIRECTORS

     Each of the Company's directors receives $500 per quarter for service as a director. Additionally, Messrs. Fisch, McKinney and Riter receive $500 per meeting attended and Messrs. Ackerman, Gunter and Smith receive $1,000 per meeting attended.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The members of the Compensation and Stock Option Committee (the "Committee") are Kenneth S. Gunter, Chairman, James F. Ackerman and Wayne J. McKinney. In determining the compensation to be paid to the Company's executive officers in fiscal 1995, the Committee employed compensation policies designed to align the compensation with the Company's overall business strategy. These policies are intended to (i) reward executives for long-term strategic management and the enhancement of shareholder value, (ii) support a performance-oriented environment that rewards achievement of initial Company goals and recognizes Company performance compared to performance levels of comparable companies in the cable industry, and (iii) attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

     The key components of executive officer compensation, salary and stock option awards, are determined annually in the discretion of the Committee. The Committee considers each executive officer's level of responsibility in setting executive compensation, meaning that the Company pays higher levels of compensation to persons having higher levels of responsibility. The Committee also considers compensation levels among other public companies in the cable television industry in setting executive officer compensation. These businesses include, but are not limited to, the companies reflected in the peer group index in the Stock Performance Chart. The Committee makes these comparisons in an effort to determine whether the Company's executive compensation is reasonable and remains competitive enough to allow the Company to retain skilled executives. The Committee believes that the compensation paid to its executive officers, including its Chief Executive Officer ("CEO"), are on the low end of the compensation of executive officers of companies to which these comparisons are made. Finally, in setting executive officer compensation the

Committee considers the Company's performance in terms of stock price, earnings and cash flow. Earnings and cash flow increased during fiscal 1993, 1994 and 1995. The stock price increased in 1993, decreased in 1994 and increased in 1995. However, no part of executive compensation is strictly tied to performance criteria. Therefore, even in a year in which stock price, earnings and cash flow were flat or down, the Committee could, in its discretion, grant increases in executive compensation. The Committee traditionally has not granted bonuses to executive officers but may, in its discretion, grant bonuses from time to time as it deems appropriate. In determining executive compensation levels, the Company believes that it affords approximately equal weight to each of the factors described herein. Exercise prices for all stock option grants are made at the fair market value of the Company's Common Stock on the dates granted. When making stock option awards to executive officers, the Committee bases the size of the awards on the foregoing factors. In determining the amount of options granted, the Committee considers the amount and terms of options already held.

     The Committee increased the CEO's salary approximately $6,000 to approximately $190,000 in fiscal 1995. The Committee set the fiscal 1995 compensation of the Company's CEO on the basis of the CEO's level of responsibility, comparisons to salaries of chief executive officers of businesses the Committee deemed comparable (as described above) and the Company's performance in terms of stock price, earnings and cash flow. Earnings and cash flow increased in fiscal 1993, 1994 and 1995. The stock price increased in 1993, decreased in 1994 and increased in 1995. As stated previously, the Committee believes that the CEO's compensation is on the low end of compensation of chief executive officers of companies to which comparisons were made, but the Committee believes that the CEO's compensation remains competitive enough to allow the Company to retain a skilled chief executive officer. The CEO's fiscal 1995 compensation was based in part on the Company's stock price, earnings and cash flow, but was in no way specifically tied to any of those factors pursuant to a formula or other objective criteria. The CEO was not paid a bonus during fiscal 1995. The current CEO is a major shareholder of the Company. The Committee believes, therefore, that the CEO's interests are strongly tied to the Company's stock performance and did not grant a stock option during fiscal 1995 to the current CEO.

     This report is submitted by the members of the Compensation and Stock Option Committee:
               Kenneth S. Gunter, Chairman
               James F. Ackerman
               Wayne J. McKinney

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Stock Option Committee are Kenneth S. Gunter, James F. Ackerman and Wayne J. McKinney. None of these individuals was an officer or employee of the Company during fiscal 1995. Wayne J. McKinney is a former officer of the Company, having retired in 1986.

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended October 31, 1995 with the cumulative total return on (i) the S&P 500 Index and (ii) peer group consisting of businesses engaged in the cable television industry selected by the Company for use in this proxy statement ("Peer Group"). The comparison assumes $100 was invested on October 31, 1990 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

     The businesses included in the Peer Group are: Adelphia Communications Corporation (Class A Stock); Cablevision Systems Corporation (Class A Stock); Century Communications Corp. (Class A Stock); Comcast
Cablevision -- Philadelphia; Comcast Corporation (Class A Stock); Falcon Cable Systems Company, a California Limited Partnership; Galaxy Cablevision, L.P.; Jones Intercable Investors, L.P. (Class A Stock); Jones Intercable, Inc.; Jones Spacelink, Ltd. (Class A Stock); the Company; Tele-Communications, Inc. (Class A Stock); Time Warner Inc.; and The Times Mirror Company (Series A Stock). The returns of each component issuer in the foregoing group have been weighted according to the respective issuer's stock market capitalization.

                           TOTAL SHAREHOLDER RETURNS

                                       S&P 500    TCA CABLE TV
COMPANY/INDEX                        COMPOSITE             INC      PEER GROUP
OCT-90                                     100             100             100
OCT-91                                  133.50          176.08          186.42
OCT-92                                  146.79          189.21          188.79
OCT-93                                  168.72          300.53          353.38
OCT-94                                  175.25          246.11          272.09
OCT-95                                  221.58          316.14          282.73

                              CERTAIN TRANSACTIONS

     Rogers Venture Enterprises, Inc., a corporation owned 50% by Robert M. Rogers, Chairman of the Board and Chief Executive Officer of the Company, owns the building in which the Company's principal executive offices are located. The Company currently pays $26,542.92 per month for its lease, with the Company paying for utilities and janitorial services. The Company believes that the terms of such lease are at least as favorable as would be obtainable from a third-party lessor. Total amounts paid by the Company under this lease during fiscal 1995 were $318,515.

     During fiscal 1995, the Company paid $4,603,694 to Media Technologies, Ltd. for distribution system construction services. Media Technologies, Ltd. is a limited partnership in which Kenneth S. Gunter beneficially owns a 60% equity interest and the Company beneficially owns a 40% equity interest.

                            SECTION 16 REQUIREMENTS

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and Nasdaq. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 1995, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with, except that Louise H. Rogers filed one Form 4 late and Wayne J. McKinney filed amendments to seven previously filed Form 4's reporting transfers to family trusts.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's principal auditors are Coopers & Lybrand, LLP. A representative of Coopers & Lybrand will be present at the Annual Meeting of Shareholders and will have the opportunity to make any desired statement and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 of the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 1997 Annual Meeting of Shareholders such proposals must be received by the Company not later than November 1, 1996. Such proposals should be directed to TCA Cable TV, Inc., Corporate Secretary, P.O. Box 130489, Tyler, Texas 75713-0489.

                                 OTHER MATTERS

     Management does not know of any matters to be brought before the meeting other than those referred to herein. If any matters properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

     The Annual Report to Shareholders of the Company, including financial statements for the fiscal year ended October 31, 1995, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                            ORDER OF THE BOARD OF DIRECTORS,


                                            /s/ KAREN L. GARRETT
                                            KAREN L. GARRETT
                                            Corporate Secretary

Tyler, Texas
March 1, 1996

                                FORM OF PROXY
                              TCA CABLE TV, INC.
                    PROXY--ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints Robert M. Rogers and Fred R. Nichols, or either of them, with full power of substitution, as Proxies to vote, as designated below, all stock of TCA Cable TV, Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at Willow Brook Country Club, 3205 W. Erwin, Tyler, Texas on Thursday, March 28, 1996, at 3:30 p.m., local time, upon such business as may properly come before the meeting, or any adjournment thereof, including the following:

    (1) Election of Directors:       [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to vote
                                         (except as marked to the               for all nominees listed
                                         contrary below).                       below.

    JAMES F. ACKERMAN, BEN R. FISCH, M.D., KENNETH S. GUNTER, WAYNE J. MCKINNEY, FRED R. NICHOLS, A.W. RITER, JR., RANDALL K. ROGERS, ROBERT M. ROGERS,
    FRED W. SMITH
    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
                  WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:)

       -------------------------------------------------------------------------

    (2) In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NINE NOMINEES FOR DIRECTOR, AND AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

           (Continued, and to be signed and dated, on reverse side)

                                   (Side 1)

                                 FORM OF PROXY
                          (Continued from other side)


Dated:_________________________, 1996           ___________________________
                                                        Signature

No. of shares:_________________                 ___________________________
                                                (Signature if held jointly)


                                                Please date, sign and mail
                                                promptly this proxy in the
                                                enclosed envelope.

                                                Where there is more than one
                                                owner, each should sign. When
                                                signing as an attorney,
                                                administrator, executor,
                                                guardian or trustee, please add
                                                your title as such. If executed
                                                by a corporation, the proxy
                                                should be signed by a duly
                                                authorized officer. If executed
                                                by a partnership, please sign
                                                in the partnership name by an
                                                authorized person.

THIS PROXY MAY BE REVOKED PRIOR TO THE EXERCISE OF THE POWERS CONFERRED BY THE PROXY.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                   (Side 2)